NEWS RELEASE FOR IMMEDIATE DISTRIBUTION

Partners Trust Announces Fourth Quarter Results

Utica, N.Y., January 20, 2005 - Partners Trust Financial Group, Inc. (Nasdaq: PRTR), the holding company for Partners Trust Bank, announced today its financial results for the quarter ended December 31, 2004. Net income was $4.0 million, or $0.08 per diluted share for the fourth quarter compared with $3.2 million, or $0.12 per diluted share for the fourth quarter of 2003. Included in the 2004 results was an after-tax non-cash charge of $1.7 million, or $0.03 per diluted share, for other-than-temporary impairment on $10 million of Fannie Mae preferred stock held by the Company. Results for the quarter also reflect significant items related to the acquisition of BSB Bancorp earlier in the year. Core operating earnings, which reflect income from continuing operations adjusted to exclude net amortization of fair market value adjustments on net assets acquired in mergers, merger and conversion expenses, and significant transactions not representative of ongoing operations, were $8.1 million, a 130% increase from the $3.5 million in the fourth quarter of 2003.

John Zawadzki, President & CEO of Partners Trust, commented, "I'm pleased to report significant improvement in our core operating earnings, which reflects the impact of our franchise transforming merger completed earlier this year. We have fully integrated the two companies and are solidly positioned to take advantage of a much greater branch presence and market position as we enter 2005."

Total assets of the Company at year end were $3.7 billion, which is little changed from the prior quarter. Loans receivable declined $56.0 million during the quarter, however, with a $54.7 million decline in commercial product lines being the primary cause. The decline in the commercial loan categories was driven by our efforts to reduce the Company's exposure to higher risk assets acquired in the BSB merger. The proceeds from these loan reductions were reinvested into generally lower yielding securities, which had a negative impact on our net interest margin as more fully discussed later in this release, but we believe the longer-term results of the Company will be better served by reducing our exposure to higher risk commercial credits.

Non-performing loans totaled $11.6 million at December 31, 2004, and were 0.55% of total loans, compared to $16.0 million or 0.75% at September 30, 2004. The improvement occurred as a result of a combination of charge-offs and payments on loans as we continue to aggressively resolve the troubled assets acquired from BSB Bancorp. Included in this progress was the payment in full of the largest non-performing loan at September 30, 2004. The largest remaining non-performing loan is a $2.7 million commercial real estate loan in New York State. The next largest non-performing loan is a $483,000 commercial loan secured by real estate. In addition to the non-performing loans, we have $25.0 million of loans classified as substandard or worse at December 31, 2004. The amount of classified loans declined $9.1 million (26.7%) from the $34.1 million at September 30, 2004, primarily as a result of our efforts to reduce exposure in this area. The allowance for loan losses was $46.4 million at December 31, 2004, covered over 400% of non-performing loans, and was 2.23% of total loans.

Mr. Zawadzki continued, "The further improvement in credit quality post-merger has now improved our non-performing loan ratio to near that of a year ago, and places us among the best of our peer group. Furthermore, given this substantial progress, we will now be able to focus resources on prudently growing our commercial business lines in the coming quarters."

Net interest income for the three months ended December 31, 2004 totaled $24.7 million, an increase of $13.5 million from the same period in 2003 as a result of the significant increase in earning assets acquired in the merger. The net interest margin for the three months ended December 31, 2004 and 2003 was 3.06% and 3.85%, respectively. The net interest margin for the third quarter of 2004 was 3.10%. The decline in margin from last year is primarily attributable to the impact of the BSB Bancorp acquisition, coupled with continued reductions in the yield on assets caused by low market interest rates. The decline from the third quarter 2004 reflects the impact of reinvesting the payoffs on loans in lower yielding securities as previously discussed and an increase in the cost of borrowings as matured borrowings were replaced with higher cost funds as borrowing rates began to increase earlier in the year. Current market interest rate conditions may result in additional margin compression.

Non-interest income, excluding net losses on securities available-for-sale, was $5.9 million for the quarter ended December 31, 2004, compared with $2.7 million in the prior year, primarily reflecting the impact of the merger.

Non-interest expenses, excluding merger expenses, reflect the impact of operating a much larger entity, and were $21.8 million and $8.9 million for the three months ended December 31, 2004 and 2003, respectively.

Net income for the year ended December 31, 2004, was $12.1 million, or $0.33 per diluted share, compared with $14.0 million, or $0.52 per diluted share for 2003 and reflects the impact of the items discussed in the quarterly analysis.

Core operating earnings for 2004 were $21.7 million, a $6.5 million (42.9%) increase from 2003.

Attached to this press release is summarized financial information for the quarter and year-to-date period ended December 31, 2004.

The Company will conduct a conference call at 10:00 a.m. Eastern Time today, January 20, 2005, in which management will discuss the Company's financial results and business strategy, followed by a question-and-answer session.

Those wishing to participate in the call may dial toll-free 1-877-407-8035. A webcast presentation will also be available via the Company's website at http://www.partnerstrust.com through the "Investor Relations" section. A replay of the call will be available until January 27 by dialing 1-877-660-6853, account number 1628, event ID number 133238.

In addition to results presented in accordance with GAAP, this press release contains certain non-GAAP financial measures. We believe that providing certain non-GAAP financial measures provides investors with information useful in understanding our financial performance, our performance trends and financial position. Specifically, we provide measures based on "core operating earnings," which excludes net amortization of net assets acquired in mergers, merger and conversion expenses, amortization of intangibles, as well as significant gains, losses or expenses that are not reflective of on-going operations or are not expected to recur. These non-GAAP measures should not be considered a substitute for GAAP basis measures and results. A reconciliation of these non-GAAP measures to the most comparable GAAP equivalent is included in the attached financial tables.

Partners Trust Financial Group, Inc., headquartered in Utica, New York, is the holding company for Partners Trust Bank, which was founded in 1839. Partners Trust Bank offers a wide variety of business and retail banking products as well as a full range of trust, investment, and municipal banking services through its 36 Central and Southern New York locations in Oneida, Onondaga, Herkimer, Broome, Tioga and Chenango counties. Customers' banking needs are serviced 24 hours a day through a network of ATMs, automated telephone banking, and through the convenience of internet banking.

Investors and other interested parties can access the Company's securities filings and code of ethics at www.partnerstrust.com.

Statements contained in this news release contain forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. These statements are based on the beliefs of management as well as the assumptions made using information currently available to management. Since these statements reflect the views of management concerning future events, these statements involve risks, uncertainties and assumptions. These risks and uncertainties include among others, the impact of changes in market interest rates and general economic conditions, changes in government regulations, changes in accounting principles and the quality or composition of the loan and investment portfolios. Therefore, actual future results may differ significantly from results discussed in the forward-looking statements due to a number of factors, which include, but are not limited to, factors discussed in the documents filed by the Company with the Securities and Exchange Commission from time to time.

Contact: Partners Trust Financial Group, Inc.

John Zawadzki, President & CEO 315-738-4778

Steven Covert, Executive Vice President, Chief Operating Officer & CFO 315-738-4993

	Three Months Ended		Year Ended
Core Operating Earnings	December 31,		December 31,
	2004	2003	2004	2003
	(In thousands, except per share data)
Net Income as Reported (GAAP)	$ 4,017	$ 3,247	$ 12,140	$ 14,046
Adjustments
Net amortization of premium on net assets acquired in mergers	1,311	188	2,997	750
Other-than-temporary impairment on securities	2,803	-	2,803	-
Merger and conversion expense	305	-	5,051	-
Amortization of core deposit & trust intangibles	2,238	253	4,908	1,012
Covenant-not-to-compete expense	89	-	177	177
Impairment of fixed assets	-	-	-	32
Total adjustments pre-tax	6,746	441	15,936	1,971
Related income taxes	2,690	176	6,354	786
Total adjustments after-tax	4,056	265	9,582	1,185
Core Operating Earnings	$ 8,073	$ 3,512	$ 21,722	$ 15,231

Diluted EPS using Core Operating Earnings	$ 0.17	$ 0.13	$ 0.59	$ 0.57

	December 31, 2004	December 31, 2003
	(Unaudited)
	(In thousands)
Condensed Balance Sheet

Cash and cash equivalents	$ 85,481	$ 40,507
Securities	1,065,311	344,954
Loans held for sale	1,107	1,390
Loans receivable	2,096,009	804,804
Allowance for loan losses	(46,374)	(8,608)
Net loans	2,049,635	796,196

Goodwill	245,892	34,523
Other intangible assets, net	28,889	3,288
Other assets	175,312	64,257
Total assets	$ 3,651,627	$ 1,285,115

Deposits	$ 2,237,515	$ 796,078
Borrowings (1)	795,504	296,625
Other liabilities	35,757	17,077
Junior subordinated obligations issued to
unconsolidated subsidiary trusts	43,202	-
Shareholders' equity	539,649	175,335
Total liabilities & equity	$ 3,651,627	$ 1,285,115

Trust department assets (2)	$ 343,310	$ 69,828

(1) Includes mortgagors' escrow funds.
(2)	Not included in total assets.

	December 31, 2004		September 30, 2004		December 31, 2003
	(Unaudited)
	(In thousands)
	Amount	Percent	Amount	Percent	Amount	Percent
Loan portfolio composition:
Residential real estate	$ 1,081,256	51.9%	$ 1,082,367	50.6%	$ 481,929	59.9%
Commercial real estate	286,789	13.8%	306,891	14.3%	139,555	17.3%
Commercial business	237,353	11.4%	271,957	12.7%	58,936	7.3%
Consumer, including home equity loans	477,534	22.9%	477,729	22.4%	124,830	15.5%
Total loans receivable	2,082,932	100.0%	2,138,944	100.0%	805,250	100.0%
Plus (less):
Net deferred loan (fees) and costs	13,077		13,104		(446)
Allowance for loan losses	(46,374)		(50,593)		(8,608)
Net loans receivable	$ 2,049,635		$ 2,101,455		$ 796,196

Deposit composition:
Non-interest bearing checking	$ 235,994	10.5%	$ 241,719	10.6%	$ 98,942	12.4%
Interest bearing-checking	227,341	10.2%	224,749	9.8%	90,074	11.3%
Total checking	463,335	20.7%	466,468	20.4%	189,016	23.7%
Savings	300,678	13.4%	312,046	13.7%	156,469	19.7%
Money market	543,591	24.3%	531,009	23.3%	153,320	19.3%
Time	929,911	41.6%	972,788	42.6%	297,273	37.3%
Total deposits	$ 2,237,515	100.0%	$ 2,282,311	100.0%	$ 796,078	100.0%

	Three Months Ended December 31,			Year Ended December 31,
	2004	2003		2004		2003
	(Unaudited)
	(In thousands, except share data)
Condensed Income Statement
Interest income	$ 40,187	$ 16,240		$ 107,889		$ 69,189
Interest expense	15,471	5,017		38,597		22,582
Net interest income	24,716	11,223		69,292		46,607
Provision for loan losses	-	-		1,160		1,100
Net interest income after provision for loan losses	24,716	11,223		68,132		45,507
Net loss on securities available-for-sale	(2,810)	-		(2,878)		-
Other non-interest income	5,927	2,737		16,718		11,138
Merger and conversion expense	305	-		5,051		-
Other non-interest expense	21,830	8,868		59,092		35,331
Income before income tax expense	5,698	5,092		17,829		21,314
Income tax expense	1,681	1,845		5,689		7,268
Net income	$ 4,017	$ 3,247		$ 12,140		$ 14,046
Basic earnings per share	$ 0.09	$ 0.12	(1)	$ 0.34	(1)	$ 0.53	(1)
Diluted earnings per share	$ 0.08	$ 0.12	(1)	$ 0.33	(1)	$ 0.52	(1)
Basic weighted average shares outstanding	47,119,851	26,458,732	(1)	36,003,260	(1)	26,389,467	(1)
Diluted weighted average shares outstanding	48,271,672	27,018,059	(1)	36,851,996	(1)	26,813,639	(1)
Dividends paid per share	$ 0.06	$ 0.05	(1)	$ 0.24	(1)	$ 0.17	(1)

	Restated giving effect to the 1.9502 exchange ratio in the Company's second step conversion on July 14, 2004.

	Three Months Ended December 31,		Year Ended December 31,
	2004(1)	2003(1)	2004	2003

Selected Financial and Other Data: (2)
Performance Ratios:
Return on Average Assets:
Using GAAP earnings	0.44%	1.01%	0.51%	1.08%
Using Core Operating Earnings	0.88%	1.09%	0.91%	1.18%

Return on Average Equity:
Using GAAP earnings	2.93%	7.35%	3.50%	8.18%
Using Core Operating Earnings	5.89%	7.95%	6.26%	8.87%

Return on Average Tangible Equity:
Using GAAP earnings	5.95%	9.39%	6.14%	10.52%
Using Core Operating Earnings	11.95%	10.15%	10.98%	11.41%

Efficiency ratio: (3)
Using GAAP earnings	72.27%	63.90%	74.76%	61.90%
Using Core Operating Earnings	61.06%	61.25%	60.82%	58.98%

Interest rate information:
Yield on assets	4.97%	5.57%	5.04%	5.91%
Cost of funds	2.18%	2.01%	2.07%	2.24%
Net interest rate spread	2.79%	3.56%	2.97%	3.67%
Net interest margin (4)	3.06%	3.85%	3.24%	3.98%

	December 31, 2004	December 31, 2003
Equity ratios:
Book value per share	$ 11.27	$ 12.72
Book value per share,
including unallocated ESOP shares	10.87	12.35
Tangible book value per share	5.53	9.98
Tangible book value per share
including unallocated ESOP shares	$ 5.33	$ 9.69
Tier 1 leverage ratio	9.07%	10.84%

(1)	Ratios have been annualized where appropriate.
(2) Averages are daily averages.
(3)	Represents the ratio of non-interest expense divided by the sum of net interest income and non-interest income, excluding gains or losses on the sale of securities and loans.
(4)	Net interest income divided by average earning assets.

	December 31, 2004	September 30, 2004	December 31, 2003
Asset Quality:	(Dollars in thousands)
Non-accruing loans:
Residential real estate	$ 1,885	$ 1,918	$ 1,007
Commercial real estate	4,132	1,632	1,279
Commercial	4,036	10,903	931
Consumer (1)	642	390	545
Total non-accruing loans	10,695	14,843	3,762
Accruing loans delinquent 90 days or more	871	1,206	480
Total non-performing loans	11,566	16,049	4,242
Other real estate owned and repossesed assets	1,055	1,101	121
Total non-performing assets	$ 12,621	$ 17,150	$ 4,363

Non-performing loans to total loans	0.55%	0.75%	0.53%
Non-performing assets to total assets	0.35%	0.47%	0.34%
Allowance for loan losses to non-performing loans	400.95%	315.24%	202.92%
Allowance for loan losses to total loans (2)	2.23%	2.37%	1.07%

	Three Months Ended		Year Ended
	December 31,		December 31,
	2004	2003	2004	2003
	(Dollars in thousands)
Allowance for loan losses at beginning of period	$ 50,593	$ 9,536	$ 8,608	$ 10,989
Charge-offs	(7,866)	(1,029)	(10,832)	(4,051)
Recoveries	3,647	101	7,083	570
Provision for loan losses	-	-	1,160	1,100
Allowance recorded in merger	-	-	40,355	-
Allowance for loan losses at end of period	$ 46,374	$ 8,608	$ 46,374	$ 8,608

Net charge-offs to average loans (annualized)	0.79%	0.46%	0.26%	0.43%

(1) Includes home equity loans.
(2) Total loans excludes loans held for sale.

	2004
	Fourth	Third		Second		First
	(Dollars in thousands, except share data)
Selected Quarterly Financial Data

Interest income	$ 40,187	$ 36,748		$ 15,220		$ 15,734
Interest expense	15,471	13,726		4,623		4,777
Net interest income	24,716	23,022		10,597		10,957
Provision for loan losses	-	1,620		(460)		-
Net interest income after provision for loan losses	24,716	21,402		11,057		10,957
Net loss on securities available-for-sale	(2,810)	(68)		-		-
Other non-interest income	5,927	5,448		2,708		2,635
Merger and conversion expense	305	3,980		653		113
Other non-interest expense	21,830	19,664		8,933		8,665
Income before income tax expense	5,698	3,138		4,179		4,814
Income tax expense	1,681	871		1,516		1,622
Net income	$ 4,017	$ 2,267		$ 2,663		$ 3,192
Basic earnings per share	$ 0.09	$ 0.05	(3)	$ 0.10	(3)	$ 0.12	(3)
Diluted earnings per share	$ 0.08	$ 0.05	(3)	$ 0.10	(3)	$ 0.12	(3)
Basic weighted average shares outstanding	47,119,851	43,632,763	(3)	26,553,771	(3)	26,500,720	(3)
Diluted weighted average shares outstanding	48,271,672	44,657,437	(3)	27,035,999	(3)	27,168,648	(3)
Dividends paid per share	$ 0.06	$ 0.06	(3)	$ 0.06	(3)	$ 0.06	(3)
Net interest margin (1)	3.06%	3.10%		3.55%		3.73%
Return on average assets	0.44%	0.27%		0.82%		1.00%
Return on average equity	2.93%	1.89%		5.88%		7.13%
Efficiency ratio (2)	72.27%	83.28%		72.43%		65.08%

(1)	Net interest income divided by average earning assets.
(2)							Represents the ratio of non-interest expense divided by the sum of net interest income and non-interest income, excluding gains or losses on securities and loans.
(3)	Restated giving effect to the 1.9502 exchange ratio in the Company's second step conversion on July 14, 2004.